EXHIBIT 9

                                            Opinion of Counsel
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             June 27, 1997


             Securities and Exchange Commission
             450 Fifth St., N.W.
             Washington, D.C.  20549

             Re: Opinion of Counsel

             Gentlemen:

                      This letter is furnished as the requisite opinion of counsel described in Form N-4, Part C, Item 24(9) and (10c) in connection with a registration statement on Form N-4 (File No. 333-25289) (the "Registration Statement") filed by First Great-West Life & Annuity Insurance Company (the "Company"), as
             depositor, for the registration of an indefinite amount of securities under the
             Securities Act of 1933, as amended, as provided in Rule 24f-2 of the Investment
             Company Act of 1940.

                      I am  the  Vice  President,  Counsel   and  Associate
          Secretary  of the
             Company. In so acting, I have made such examination of the Registration
             Statement, applicable law, records and documents as in my judgment are necessary
             or appropriate to enable  me to render the opinion   expressed
          below. For purposes
             of such  examination,  I have assumed the   genuineness of all
          signatures and the
             conformity to the original of all copies.
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                      My opinion  herein as to any other law is based  upon
          a limited  inquiry
             thereof   which   I   have  deemed   appropriate   under   the
          circumstances.

                      Based on the foregoing, I am of the opinion with respect to the securities, assuming that the securities will be issued and sold in accordance with the provisions of the registration statement, to which the Registration
             Statement is applicable and with which this opinion accompanies, will be legally issued and represent binding obligations of the depositor.

                      I   hereby  consent   to the   use of my  name  under
          the  caption  "Legal
             Opinions" in the prospectus contained in the Registration Statement and the use of this opinion as an exhibit to the Registration Statement.


               Sincerely,


           /s/ W. Kay Adam
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               W. Kay Adam
                                                                      Vice
          President, Counsel
                                                                      and
          Associate Secretary


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